Registration No. 333- . . . .

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             KINGDOM VENTURES, INC.
             (Exact name of registrant as specified in its charter)

     NEVADA                                              88-0419183
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                      Identification Number)

     1045  STEPHANIE  WAY
     MINDEN,  NV                                         89423
     (Address of Principal Executive Offices)            (Zip Code)

                          2003 STOCK COMPENSATION PLAN
                            (Full title of the plan)

                                  GENE JACKSON
                               1045 STEPHANIE WAY
                                MINDEN, NV 89423
                                 With a Copy to
                               LAWRENCE E. WILSON
                           FRANKLIN, CARDWELL & JONES
                                  1001 MCKINNEY
                                   18TH FLOOR
                                HOUSTON, TX 77002
                     (Name and address of agent for service)

                                 (775) 267-2242
          (Telephone number, including area code, of agent for service)


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
                             (Cover Page Continuted)


                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
TITLE                                         PROPOSED             PROPOSED
OF SECURITIES            AMOUNT TO        MAXIMUM OFFERING     MAXIMUM AGGREGATE       AMOUNT OF
TO BE REGISTERED(1)   BE REGISTERED(1)  PRICE PER SHARE (2)    OFFERING PRICE(2)    REGISTRATION FEE
--------------------  ----------------  --------------------  -------------------  ------------------
Common Stock,
$.001 par value
per share. . . . . .           250,000  $              0.495  $           123,750  $            11.39
--------------------  ----------------  --------------------  -------------------  ------------------
Warrants to
Purchase Common
Stock at $.001 . . .           250,000          NA(3)                NA(3)               NA(3)
--------------------  ----------------  --------------------  -------------------  ------------------

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
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1  In  addition,  pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans(s) described herein.

2 Pursuant to Rule 457(g) under the Securities Act of 1933, the offering price of shares of Common Stock to be purchased pursuant to the Plan is based on the average of the bid and asked price on March 19, 2003 for the purposes of calculating the registration fee.

3  Included in the amounts for the Common Stock, $.001 par value.



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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     This registration statement relates only to additional securities of the same class for which another registration statement filed on this form relating to an employee benefit plan is effective. That Registration Statement on Form S-8 (Registration No. 333-103031) filed February 7, 2003, is hereby incorporated herein by reference pursuant to General Instruction E to Form S-8.

ITEM  8.     EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement pursuant to Item 601 of Regulation S-B.

     4.1     Amendment No. 1 to 2003 Stock Compensation Plan.
     5.1     Opinion of Franklin, Cardwell & Jones.
     23.1 Consent of Wrinkle, Gardner & Co., P.C., independent public accountants.
     23.2    Consent  of  Franklin, Cardwell & Jones (included in Exhibit 5.1).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minden, and the State of Nevada, on the 19th day of March 2003.

KINGDOM VENTURES, INC.

By:       /s/  Gene  Jackson
     -----------------------------------
     Gene  Jackson
     Chief  Executive  Officer

By:       /s/  Gene  Jackson
     -----------------------------------
     Gene  Jackson
     Chief  Financial  Officer

By:       /s/  Gene  Jackson
     -----------------------------------
     Gene  Jackson
     Chief  Accounting  Officer


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     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on the 19th day of March 2003.


/s/     Gene  Jackson                          /s/     Howard  Dix
-------------------------------                ---------------------------------
Gene Jackson                                   Howard  Dix
Chief Executive Officer and Director           Director


/s/  John  Howell                              /s/     Don  Sheib
-------------------------------                ---------------------------------
John Howell                                    Don Sheib
Director                                       Director



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                                  EXHIBIT INDEX

4.1     Amendment No. 1 to 2003 Stock Compensation Plan
5.1     Opinion of Franklin, Cardwell & Jones
23.1    Consent of Arthur Wrinkle, Gardner & Co., P.C.
23.2    Consent of Franklin, Cardwell & Jones (included in Exhibit 5.1)


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